Exhibit 10.12

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CONFIDENTIAL

LICENSE AGREEMENT

AMONG

ADC THERAPEUTICS SA

AND

ADAGENE Inc.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“License Agreement”) is made and entered into as of April 11, 2019 (“Execution Date”), by and between ADC THERAPEUTICS SA, a company having an address at Route de la Corniche 3B, 1066 Epalinges, Switzerland (“ADCT”), ADAGENE Inc. a Cayman company having an address at Grand Pavilion, Hibiscus Way, 802 West Bay Road, P.O. Box 31119, KY1-1205, Cayman Islands (the “Adagene”), ADAGENE also acting on behalf and for the account of its affiliated companies, including in the USA and in PRC, as listed in Annex 6 (individually “ADAGENE Affiliate” and collectively “ADAGENE Affiliates”). ADCT and ADAGENE are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, ADCT and ADAGENE have executed a certain Material Transfer and Collaboration Agreement on this even date under which the Parties agreed to execute this License Agreement in order to allow ADCT to develop and commercialize certain ADCs (as defined below) in accordance with the terms and conditions of this License Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this License Agreement, whether used in the singular or plural, shall have the meanings set forth below, unless otherwise specifically indicated herein.

1.1          “ADAGENE Background IP” means Background IP owned or controlled, in whole or in part, by ADAGENE or any of its Affiliates on the Effective Date of this License Agreement, including in particular the SAFEbody Technology, the ADAGENE library of antibodies and the ADAGENE Platform Improvements (as defined in the MTCA) arising from the MTCA.

1.2          “ADAGENE Key IP” shall have the meaning given in Section 4.2.1.

1.3          “ADAGENE Know-How” means any and all Know-How owned or controlled by ADAGENE or any of its Affiliates at any time relating to the SAFEbody Technology and any improvements thereof.

1.4          “ADAGENE Patents” means any Patents and Patents Applications owned or controlled by ADAGENE or any of its Affiliates, necessary or useful to practice the SAFEbody Technology under this License Agreement, including but not limited to the Patents and Patent applications listed in Annex 1, which Annex shall be updated by ADAGENE on the Effective Date of this License Agreement.

1.5          “ADAGENE New IP” means any improvements to the ADAGENE Background IP that are developed, conceived or generated under this License Agreement and that specifically relate to ADAGENE’s proprietary SAFEbody Technology.

1.6          “ADC” means an antibody drug conjugate in any form, as selected by ADCT in its sole discretion, containing (i) any cytotoxic pay load, such as a [***] or any other toxic molecule, linkers and/or other tangible material, and respectively (ii) either the [***] SAFEbody, in case ADCT exercised the [***] under the MTCA or the [***] SAFEbody in case ADCT exercised the [***] License Option under the MTCA, in each case as such SAFEbody may be modified by ADCT as needed to facilitate its conjugation to the material(s) identified in subsection (i).

1.7          “ADCT Background IP” means Background IP owned or controlled, in whole or in part, by ADCT on or after the Effective Date of this License Agreement, including (a) [***] or any other toxic molecules, linkers and/or other tangible materials, ADCs, (b) the [***] the [***] the [***] and the [***] if and when this License Agreement becomes effective with respect to [***] (c) the [***] Antiboby, the [***] SAFEbody, the [***] SAFEbody Panel and the [***] SAFEbody ADC if and when this License Agreement becomes effective with respect to [***] Target, (d) the ADCT Platform Improvements, including those IP Rights arising from the MTCA and owned by ADCT, and any IP related thereto and any other IP Rights conceived, reduced to practice, created or developed under the MTCA and owned by ADCT as per the terms of such MTCA.

1.8          “ADCT Intellectual Property” means (i) any ADCT Background IP and (ii) any ADCT New IP arising from this License Agreement; and (iii) any other IP Rights owned or controlled by ADCT at any time.

1.9          “ADCT New IP” means IP that is developed, conceived, or generated in exercise of ADCT’s rights under this License Agreement, including, without limitation, any improvements to the ADCT Background IP, but excluding the ADAGENE New IP.

1.10        “Affiliate” means any person that, directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with a Party. For purposes of this Article 1.2, “control” means (i) the direct or indirect ownership of greater than fifty percent (50%) of the voting stock or other voting interests or interest in the profits of the Party, or (ii) the ability to otherwise control or direct the decisions of board of directors or equivalent governing body thereof.

1.11        “Background IP” means any IP that is owned or controlled (including through a license, sublicense or other right to exploit) by a Party or its Affiliates and that (a) exists as of and/or was conceived prior to the Effective Date of this License Agreement, including IP Rights developed, generated or conceived under the MTCA and which relates to the subject matter of this License Agreement related to the Target for which this License Agreement has become effective; or (b) is generated, conceived, obtained or otherwise acquired by a Party after the Execution Date independently of this License Agreement without the use of the other Party’s Confidential Information or IP.

1.12        “BLA” means biologics license application with the United States Food and Drug Administration as set forth in 21 CFR 600, et seq. or any successor application thereto or its foreign equivalent with a regulatory authority in any other country.

1.13        “BLA Approval” means the approval, registration, license, permit, or authorization issued by the appropriate competent authorities necessary or desirable to market and commercialize a pharmaceutical or biological product in a country or jurisdiction.

1.14        “Chinese Territory” means People’s Republic of China, Macao, Hong-Kong and Taiwan.

1.15        “Chinese Territory License” shall have the meaning given in Section 2.3.

1.16        “Commercially Reasonable Efforts” means, with respect to the performance of the Development Plan by a Party, the carrying out of such activities using efforts and resources that a biopharmaceutical company of similar size would typically devote to compounds or products of similar market potential at a similar stage in development or product life, taking into account all scientific, commercial and other factors that the Party would take into account, including issues of safety and efficacy, expected and actual cost and time to develop, expected and actual profitability (including payments required hereunder), expected and actual competitiveness of alternative Third Party products (including generic products) in the marketplace, the nature and extent of expected and actual market exclusivity (including Patent coverage and regulatory exclusivity), the expected likelihood of regulatory approval, the expected and actual labeling, the expected and actual reimbursability and pricing and the expected and actual amounts of marketing and promotional expenditures required.

1.17        “Confidential Information” means proprietary Know-How (of whatever kind and in whatever form or medium, including copies thereof), tangible materials or other deliverables (a) disclosed by or on behalf of a Party in connection with this License Agreement, whether prior to or during the Term and whether disclosed orally, electronically, by observation or in writing, or (b) created by, or on behalf of, either Party and provided to the other Party, or created jointly by the Parties, in the course of this License Agreement. For the avoidance of doubt, “Confidential Information” includes (i) Know-How regarding such Party’s research, development plans, clinical trial designs, preclinical and clinical data, technology, products, business information or objectives and other information of the type that is customarily considered to be confidential information by entities engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this License Agreement and (ii) any tangible materials or other deliverables provided by one Party to the other Party. For clarity, proprietary information corresponding to IP owned by a Party shall be deemed such Party’s Confidential Information, such Party shall be deemed the Disclosing Party and the other Party shall be deemed the Receiving Party, regardless of which Party actually disclosed or generated such information.

1.18        “Control” or “Controlled By” means the rightful possession by a Party (whether through ownership or license, other than a license grant under this License Agreement), as of the Execution Date or during the Term, and the ability to grant a license, sublicense or other right to exploit, as provided herein, without violating the terms of any License Agreement with any Third Party.

1.19        “Commercial Sale” means the sale of a Licensed Product in an arms-length transaction with a Third Party.

1.20        “Effective Date” means the date on which ADCT notifies ADAGENE under Section 5.2 of the Material Transfer and Collaboration Agreement of its decision to exercise either the [***] Option or the [***] Option, whichever is earlier, provided that, the terms and conditions of this License Agreement with respect to and/or as applicable to the Target (and products, rights and obligations relating thereto) for which ADCT has not yet exercised its option under Section 5.2 of the Material Transfer and Collaboration Agreement as of the Effective Date shall only become effective if and when ADCT also exercises its option under Section 5.2 with respect to such Target

1.21        “Egregious Breach” shall have the meaning given in Section 3.7.

1.22        “Field” means ADCs for human therapeutics, prophylactics and related diagnostics.

1.23        “First Indication” means a first Indication of a Licensed Product.

1.24        “First Licensed Product” means an ADC which comprises a [***] SAFEbody.

1.25        “Indication” means each separate and distinct disease, disorder, illness, health condition, or interruption, cessation or disruption of a bodily function, system, tissue type or organ, for which a BLA Approval or BLA Approval variation is required.

1.26        “Intellectual Property” or “IP” means all proprietary algorithms, apparatus, assay components, biological materials, cell lines, chemical compositions or structures, clinical trial designs, plans for obtaining regulatory approval, concepts, Confidential Information, results, designs, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced in practice), Patents, Know-How, trade secrets, marks (including brand names, trademarks, product names, logos, and slogans), methods, models, procedures, processes, protocols, specifications, techniques, tools, user interfaces, works of authorship, copyright, or other forms of IP.

1.27        “Intellectual Property Rights” or “IP Rights” means all past, present and future rights, which may exist or be created under the laws of any jurisdiction in the world, in Intellectual Property of every kind and nature.

1.28        “IND Application” means investigational new drug application filed with the U.S. Food and Drug Administration or any successor application thereto and any foreign equivalent of any such application filed with the applicable regulatory authority.

1.29        “Know-How” means technical and other information which is not in the public domain including, ideas, concepts, inventions (whether or not patentable), discoveries, data, formulae, cell-line libraries, antibody libraries, algorithms, improvements, practices, trade secrets, techniques, methods, specifications, knowledge, clinical data, procedures for experiments and tests, results of experimentation and testing, results of research and development (including laboratory records and data analysis, pharmacological, toxicological, pharmacokinetic, pre-clinical and clinical study results, related reports, structure-activity relationship data and statistical analysis) regarding, without limitation, discovery, research, development, manufacturing, marketing, pricing, distribution, costs and sales relating to the SAFEbody Technology. Information in a compilation or a compilation of information may be Know-How notwithstanding that some or all of its individual elements are in the public domain. Know-How excludes any Patents and constitutes Confidential Information.

1.30        “Licensed Intellectual Property” means any and all IP Rights owned or controlled by ADAGENE or any of its Affiliates at any time before, on or after the Execution Date, relating to the SAFEbody Technology, including the ADAGENE Background IP, the ADAGENE Patents if any, the ADAGENE Know-How, the ADAGENE New IP, and any other ADAGENE IP Rights relating thereto, and any improvements thereof.

1.31        “Licensed Patent Rights” shall mean (a) the Patents and Patent applications in any country of the world listed in the Schedule of Licensed Patents (Annex 1) as updated; and (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the Patent applications described in clause (a) above or the Patent applications that resulted in the Patents described in clause (a) above, and (c) all Patents that have issued or in the future issue from any of the foregoing Patent applications and that claim priority to, or common priority with, the Patent applications, including utility, model and design Patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.

1.32        “Licensed Product(s)” means any ADCT’s proprietary ADC that utilizes the SAFEbody Technology.

1.33        “Material Transfer and Collaboration Agreement” or “MTCA” means the Material Transfer and Collaboration Agreement executed between the Parties on this even Execution Date.

1.34        “[***] Antiboby”  means [***]

1.35        “[***] SAFEBOBY” means [***]

1.36        “[***] SAFEbody Panel” [***]

1.37        “[***] Target” means [***]

1.38        “[***]” [***]

1.39        “Net Sales” means the gross aggregate amounts actually received by ADCT (or its sublicensees hereunder) in a Commercial Sale, less [***] in each case as determined by generally accepted accounting principles.

1.40        “Patent(s)” means any patents and/or patent applications (including any patents issuing therefrom or claiming priority thereto) anywhere in the world, together with any extensions (including patent term extensions and supplementary protection certificates) and renewals thereof, reissues, reexaminations, substitutions, confirmation patents, registration patents, invention certificates, patents of addition, renewals, divisional, continuations, and continuations-in-part of any of the foregoing.

1.41        “Phase I Clinical Trial” means a clinical trial that provides for the first introduction of a Licensed Product into humans to determine safety, metabolism and pharmacokinetic properties and clinical pharmacology of the Licensed Product as further defined in 21 C.F.R. 312.21(a)(1) and (a)(2), as amended from time to time, or any equivalent regulations of a country other than the United-States of America.

1.41.1              “Phase la Clinical Trial” means the initial introduction of the Licensed Product into patients to determine metabolism and pharmacologic action as further defined in 21 C.F.R. 312.2 (a) (1) and (a)(2) and which denotes commencement of a dose escalation stage of a Phase I clinical trial.

1.41.2              “Phase lb Clinical Trial” means the initial introduction of the Licensed Product into diseased human subjects to determine metabolism and pharmacologic action as further defined in 21 C.F.R. 312.21(a)(1) and (a) (2) and which denotes commencement of a dose expansion stage of a Phase I clinical trial based upon a dose that has been identified by the principal investigator by reference to data previously generated during the course of the dose escalation stage of a Phase la Clinical Trial.

1.42        “Phase II Clinical Trial” means a clinical trial of a Licensed Product on subjects (which may include pharmacokinetic studies) the principal purposes of which are to make a preliminary determination that such product is safe for its intended use and to obtain sufficient information about such product’s efficacy to permit the design of further clinical trials as defined in the United States in 21 C.F.R. §312.21(b), as amended from time to time, or in any equivalent regulations of a country other than the United States.

1.43        “Phase III Clinical Trial” means a human clinical trial, the principal purpose of which is designed to demonstrate clinically and statistically the efficacy and safety of a Licensed Product for one or more indications in order to support the BLA Approval of such Licensed Product for such indication as further described in 21 C.F.R. 312.21(c), as amended from time to time, or a similar clinical study in a country other than the United States.

1.44        “[***] License Option” has the meaning given in the Material Transfer and Collaboration Agreement.

1.45        “[***] SAFEbody” means the antibody sequence against the [***] Target provided by ADCT for the purpose of the [***], and comprising a masking peptide identified using the SAFEbody Technology under [***] under the Material Transfer and Collaboration Agreement.

1.46        “[***] SAFEbody Panel” has the meaning given in the Material Transfer and Collaboration Agreement.

1.47        “[***] Target” has the meaning given in the Material Transfer and Collaboration Agreement.

1.48        “Representatives” means the directors, officers, employees, agents, advisors, contractors of a Party or of its Affiliates.

1.49        “Royalty Term” means, with respect to each Licensed Product on a Licensed Product-by-Licensed Product and country by country basis, the shorter of either (i) the tenth (10th) anniversary date of the first Commercial Sales of such Licensed Product; or (ii) the expiration date of the last to expire Valid Claim in the Licensed Patent Rights in a country which would be infringed but for the license granted by this License Agreement by the use, offer for sale, sale or import of such Licensed Product in such country.

1.50        “SAFEbody Technology” means ADAGENE’s proprietary antibody engineering technology performed by ADAGENE which enables an antibody to bind its target specifically only after conditional activation of the antibody, including but not limited to cleavage of a protecting group in the vicinity of a cancer cell, including those covered by the ADAGENE Patents and other ADAGENE Know-How described in Annex 1. Such protecting group is referred to herein as a “masking peptide” (such masking peptide may also include a portion which is cleaved).

1.51        “Second Indication” means a second Indication of a Licensed Product that is distinct from a First Indication.

1.52        “Second Licensed Product” means an ADC which comprises a [***] SAFEbody.

1.53        “Successful Completion of GLP Toxicology Studies” means a final report stating, in ADCT’s sole discretion, that the available results from GLP toxicology studies confirm the adequate safety profile of the Licensed Product to support an IND filing.

1.54        “Target” means an antigen or protein described by a unique UniprotKB/Swiss Prot accession number (and all fragments, mutations, splice variants and isoforms thereof having the biological activity of such protein) against which ADCT will develop a [***] and a [***] SAFEbody.

1.55        “Territory” means the world.

1.56        “Third Indication” means a third clinical treatment indication of a Licensed Product that is distinct from a First Indication and from the Second Indication.

1.57        “Third Party” shall mean with respect to the Parties, an entity or person (including any tax authority or governmental agency) that is not an Affiliate of such Party.

1.58        “Valid Claim” means (a) a claim of an issued and unexpired Patent: (i) owned or licensed by ADAGENE or (ii) or owned or licensed by ADCT claiming any ADCT New IP, in each case that has not been disclaimed, permanently revoked, held unenforceable, unpatentable or invalid by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, reissue, disclaimer or otherwise, or lost in an interference proceeding brought by a third party (without involvement by ADCT or its Affiliates); and (b) a novel claim of any pending application included in Patent rights included in the ADAGENE’s or ADCT’s Intellectual Property that would be included in subsection (a) above, properly claiming priority from a document which is less than five (5) years prior, to the extent the subject matter described in such claim has not been held invalid or abandoned without being re-filed in another application or finally rejected by an administrative agency action from which no appeal can be taken, which are included in or necessary for the ADC. For the avoidance of doubt, Valid Claim shall exclude any claim (a) of an issued and unexpired Patent right included in the ADC owned at least in part by ADCT prior to the Effective Date; or (b) of any pending application owned by ADCT at least in part prior to the Effective Date; or (c) any other Intellectual Property owned at least in part by ADCT that claims Intellectual Property other than ADCT New IP.

ARTICLE 2

LICENSE; DEVELOPMENT

2.1          License Grants.

2.1.1       Subject to the terms and conditions of this License Agreement, ADAGENE hereby grants to ADCT from the exercise of the [***] under the Licensed Intellectual Property, an exclusive, worldwide, perpetual, irrevocable (subject only to Section 10.2) license, in the Field, with the right to sublicense, to research, develop, manufacture, make, use, sell, offer for sale, market, commercialize, distribute and import, and have researched, developed, manufactured, made, used, sold, offered for sale, marketed, commercialized, distributed, or imported the First Licensed Product.

2.1.2       Subject to the terms and conditions of this License Agreement, ADAGENE hereby grants to ADCT from the exercise of the [***] License Option, under the Licensed Intellectual Property, an exclusive, worldwide, perpetual, irrevocable (subject only to Section 10.2) license, in the Field, with the right to sublicense, to research, develop, manufacture, make, use, sell, offer for sale, market, commercialize, distribute and import, and have researched, developed, manufactured, made, used, sold, offered for sale, marketed, commercialized, distributed, or imported the Second Licensed Product.

2.2          Sublicenses. ADCT may sublicense the rights granted in Section 2.1 at its sole discretion pursuant to a written agreement that is substantially consistent with the terms and conditions of this License Agreement, and which terminates (except for confidentiality and other provisions that are intended to survive) automatically upon termination of the corresponding license hereunder. No later than thirty (30) days following execution of a sublicense to a Third Party in accordance with this Section, ADCT shall so notify ADAGENE and shall disclose the name of the sublicensee and provide ADAGENE with a summary of such sublicense (without the obligation to disclose any financial terms). In addition, ADCT shall be responsible for the performance of any of its sublicensees (including in respect of any breaches of this License Agreement caused by any such Sublicensee) that are exercising rights under a sublicense of the rights granted by ADAGENE to ADCT under this License Agreement, and the grant of any such sublicense shall not relieve ADCT of its obligations under this License Agreement, except to the extent they are satisfactorily performed by any such Sublicensee(s).

2.3          Chinese Territory License for the First Licensed Product and the Second License Product. The Parties mutually agree that should ADCT achieve Successful Completion of the GLP Toxicology Studies for the First Licensed Product and/or the Second Licensed product, except if the Second Licensed Product binds to the [***] Target, ADCT hereby grants ADAGENE for a period of [***] days starting from the applicable Successful Completion of the [***] Studies, the right to obtain an exclusive option to negotiate a license to develop, use, sell, offer for sale, market, commercialize, distribute and import, and have developed, used, sold, offered for sale, marketed, commercialized, distributed, or imported, the First Licensed Product or Second Licensed Product (except if the Second License Product binds to the [***] Target), as applicable, in the Field for sale in the Chinese Territory, in accordance with the terms and conditions contained in Annex 5 (“Chinese Territory License Terms”). For the sake of clarity, ADAGENE has no option to negotiate a license for the Second License Product in the Chinese Territory if such Second License Product binds to the [***] Target.

2.4          Commercially Reasonable Efforts. ADCT shall use Commercially Reasonable Efforts to develop and commercialize a First Licensed Product in the United States of America, Japan, Germany, France, Italy, UK and Spain and, if ADCT exercised the [***] License Option, to develop and commercialize a Second Licensed Product in United States of America, Japan, Germany, France, Italy, UK and Spain. ADCT’s development plans for each Licensed Product will include both Phase la and Phase lb Clinical Trials.

2.5          Development Reports. From the Effective Date of this License Agreement, on January 31 of each calendar year, ADCT shall provide to ADAGENE a summary report regarding the status of development efforts for Licensed Products, activities performed with any Licensed Product(s) during the previous calendar year, and planned activities for the ongoing calendar year. Such report shall contain sufficient detail to enable ADAGENE to assess ADCT’s compliance with its development obligations in Section 2.4. Such reports shall be Confidential Information of ADCT pursuant to Article 12.

2.6          Exclusivity and non-compete obligations.

2.6.1       Effective from the Effective Date and until expiry of five (5) years from first Commercial Sale of the First Licensed Product, ADAGENE shall not (i) develop for itself or for or with any Third Party a (A) [***] SAFEbody, (B) any other SAFEbody antibody, or (C) antibody drug conjugate, in each case of (A) through (C) that binds to the [***] Target, regardless of whether (a) it uses the SAFEbody Technology or not; or (b) it is selected from the ADAGENE proprietary antibody library or not; and (ii) take any actions which would result in infringing any of ADCT’s IP Rights in the First Licensed Product, provided that, in the event ADCT is developing an antibody drug conjugate that binds to the [***] Target that is not the First Licensed Product (the “Competing [***] Product”), and makes the corporate decision to name such Competing [***] Product as the lead product in the [***] program and to prioritize the development of such Competing [***] Product over the development of the First Licensed Product, then ADAGENE’s exclusivity obligation with respect to (C) shall expire, and ADCT will provide written notice to ADAGENE if ADCT make such corporate decision.

2.6.2       Effective from the Effective Date and until expiry of a five (5) years from first Commercial Sale of the Second Licensed Product, ADAGENE shall not (i) develop for itself or for or with any Third Party a (A) [***] SAFEbody (B) any other SAFEbody antibody or (C) antibody drug conjugate, in each case of (A) through (C) that binds to the [***] Target, regardless of whether (a) it uses the SAFEbody Technology or not; or (b) it is selected from the ADAGENE proprietary antibody library or not; and (ii) take any actions which would result in infringing any of ADCT’s IP Rights in the Second Licensed Product, provided that, in the event ADCT is developing an antibody drug conjugate that binds to the [***]Target that is not the Second Licensed Product (the “Competing [***] Product”), and makes the formal corporate decision to name such Competing [***] Product as the lead product in the [***] program and to prioritize the development of such Competing [***] Product over the development of the Second Licensed Product, then ADAGENE’s exclusivity obligation with respect to (C) shall expire.]

2.6.3       ADAGENE obligations under the above Sections 2.6.1 and 2.6.2 shall survive any change of control of ADAGENE, provided that the exclusivity obligations as described in Section 2.6.1(C) and Section 2.6.2(C) shall not apply to any program of the acquirer of ADAGENE. For the sake of clarity, neither ADAGENE nor such acquirer shall have the right incorporate the SAFEbody Technology in such program at any time before or after the closing of such change of control transaction.

ARTICLE 3

FINANCIAL TERMS

3.1          Milestones and Royalties. In consideration of the rights granted under Article 2 for the First Licensed Product, ADCT shall make the milestones and royalties payments detailed in Annex 2. In consideration of the rights granted under Article 2 for the Second Licensed Product, ADCT shall make the milestones and royalties Payments detailed in Annex 3, or in Annex 4 if the Second Licensed Product binds to the [***] Target.

3.2          Milestones payments. For the purpose of milestone payments, ADCT shall notify ADAGENE of the occurrence of any relevant milestone and shall pay ADAGENE within thirty (30) days of the milestone occurrence.

3.3          Royalty Reports and Payments. For the purpose of royalties payments, commencing with the first Commercial Sale of a Licensed Product by ADCT or its authorized sublicensee under this License Agreement, ADCT shall make written reports to ADAGENE within sixty (60) days after the end of each calendar quarter, stating in each such report the Net Sales in US Dollars of each Licensed Product sold, on a country by country basis, during the preceding calendar quarter by ADCT or its sublicensees and the calculation of royalty payments due to ADAGENE on such Net Sales for such year applying the relevant royalty rate as set forth in Annexes 2 and 3. Within ten (10) business days of delivery of the report required in this Section, ADCT shall pay to ADAGENE the royalties, if any, due for the period of such report. If no royalties are due, ADCT shall so report.

3.4          Payments. Any undisputed payments due pursuant to this License Agreement are exclusive of any withholding or other taxes and shall be made to ADAGENE in US dollars, within thirty (30) days of receipt of an invoice (unless otherwise stated herein), by wire transfer to ADAGENE’s following bank account:

Account Name:	[***]
Bank Name:	[***]
Bank Address:	[***]
[***]
Account Number:	[***]
SWIFT Number:	[***]

or as stated on the invoice, as may be changed from time to time by written notice to ADCT.

3.5          Royalty Reduction for Third Party Licenses.

3.5.1       ADCT shall be entitled to offset against any milestones and royalties owed on a country by country basis and product by product basis by ADCT to ADAGENE pursuant to this Section 3, an amount equal to [***] percent [***]%) of any and all payments actually paid by ADCT or any of its Affiliates to any Third Party as a consideration for a license under the Third Party Patents and other IP Rights and which license is necessary in order to research, develop make, use, or sell a Licensed Product, in the Field to the extent such license is required to obtain or maintain freedom to operate in order to exploit (i) the Licensed IP in accordance with this License Agreement or (ii) the [***] SAFEbody or the [***] SAFEbody developed by ADAGENE for ADCT under the MTCA, provided however that in no case shall the royalties due to ADAGENE be reduced under this Section below [***] percent ([***]%). For the avoidance of doubt, any license desired or needed by ADCT that relates to antibodies, other than the [***] SAFEbody and [***] SAFEbody, or payloads or site conjugation technology, manufacturing or formulation technology or any other components of the Licensed Products that is not specifically required for the exploitation of the Licensed IP as such, is not subject to royalty reduction under this Section 3.5.

3.6          Withholding Taxes. All milestone payments and royalties hereunder are excluding value added taxes. If ADCT is required by applicable laws to pay, withhold or deduct any taxes, levies or other duties on account of monies payable to ADAGENE under this License Agreement, then ADCT shall deduct or withhold such taxes, levies or other duties from amounts otherwise payable to ADAGENE and shall promptly pay such taxes, levies or other duties to the relevant tax authority. Any such taxes, levies or other duties so paid or required to be deducted or withheld shall be an expense of and born by ADAGENE. ADCT shall secure and send to ADAGENE within [***] days proof of any such taxes, levies or other duties paid or required to be deducted or withheld by ADCT for the benefit of ADAGENE. ADAGENE shall provide ADCT with any information necessary to determine such taxes, levies or other duties, and the Parties shall reasonably cooperate with each other to ensure that the amounts required to be paid, deducted or withheld by ADCT are reduced in an amount to the fullest extent permitted by applicable law. For the avoidance of doubt, there will be no gross-up in the event ADCT is required to deduct or withhold taxes of any type required by law upon making a payment to ADAGENE.

3.7          Payment Adjustment for Egregious Breach. In the event of a good faith and documented belief there has been an Egregious Breach (as defined below) by either Party, the other Party shall notify the first Party of the alleged or evidenced Egregious Breach and (i) if ADCT alleges that ADAGENE has committed such Egregious Breach, ADCT shall be entitled to reduce its obligation to make any outstanding future payments due to ADAGENE under this License Agreement by [***] percent ([***]%); and (ii) if ADAGENE alleges that ADCT has committed such Egregious Breach, ADAGENE shall be entitled to collect [***] percent ([***]%) of the payments it would otherwise receive from ADCT under this License Agreement, in each case subject to the following (each, an “Automatic Breach Remedy”). Should the alleged breaching Party dispute the existence of an Egregious Breach, it shall show all necessary evidence to support its position. If the evidence shown is deemed insufficient by the Party alleging such breach, the issue may be escalated by the Party alleging such breach to the CEOs of both Parties, who shall strive to find an amicable resolution of the matter within ten (10) business days from the day the issue was escalated to them. If no amicable resolution can be found, the alleged breaching Party may use the arbitration process under Section 12.2 for determination of whether such Egregious Breach occurred. If the arbitration decision confirms an Egregious Breach by a Party under this License Agreement, the Automatic Breach Remedy shall continue for the term of this License Agreement and may seek additional damages from the alleged breaching Party in accordance with this License Agreement. If the arbitration decision confirms that the alleged breaching Party has not committed an Egregious Breach, then: (a) if ADCT is the Party alleging such breach, ADCT shall be responsible for all past and future payments due under this License Agreement and shall be liable for paying to ADAGENE within seven (7) days of the arbitration decision, all under-payments since the breach notice to ADAGENE with an annual interest rate of the Prime Rate (as quoted in the Wall Street Journal) plus [***] percent ([***]%), to be calculated from the day those payments became due until effective payment date; or (b) if ADAGENE is the Party alleging such breach, ADAGENE shall refund to ADCT within seven (7) days of the arbitration decision, all over-payments unduly collected from ADCT since the confidentiality breach notice to ADCT with an annual interest rate of the Prime Rate (as quoted in the Wall Street Journal) plus [***] percent [***]%), to be calculated from the day those payments became due until effective payment date. “Egregious Breach” shall mean any open, notorious, malicious material breach of a material obligation under this License Agreement (other than a Severe Confidentiality Breach, which is addressed in Section 5.7.2) that (a) has been repeated, persistent and ongoing; (b) materially adversely affect the other Party’s rights under this License Agreement; and (c) for which, despite written notification from the breach alleging Party, the alleged breach Party has not cured such breach or, with respect to breaches that are not capable of being cured, implemented a procedure that is aimed to cure such breach or minimize the likelihood of the occurrence of such type of breach in the future. In the event of a dispute of such alleged Egregious Breach, the Party for which the dispute is finally decided against will reimburse the other Party for all out-of-pocket costs and fees incurred by such other Party in connection with such dispute.

ARTICLE 4

INTELLECTUAL PROPERTY

4.1          Background IP. ADCT shall be and remain the sole owner or controller of the ADCT Background IP and ADAGENE shall be and remain the sole owner or controller of the ADAGENE Background IP. From the Effective Date of this License Agreement for a particular Target, ADCT shall be free to file any Patents on the ADCT New IP as defined in the [***] including in particular any Patents relating to the (a) [***] SAFEbody Panel, and/or [***] SAFEbody ADC after the applicable Effective Date, and (b) [***] SAFEbody Panel and/or [***] SAFEbody ADC after the applicable Effective Date.

4.2          ADAGENE Patent prosecution and Maintenance of Licensed Patent Rights.

4.2.1       Subject to this Section 4.2, ADAGENE shall, at its sole cost, have the sole right to prosecute and maintain worldwide the ADAGENE Patents and Patent applications, ADAGENE shall not abandon any of the Adagene Key IP without notifying ADCT at least ninety (90) days in advance and ADCT may use its rights under Section 4.2.2 below. “ADAGENE Key IP” means all ADAGENE Patents that (a) claim composition(s) and/or method(s) used by ADAGENE to generate the [***] SAFEbody(ies) and/or [***] SAFEbody(ies) under the Material Transfer and Collaboration Agreement, (b) would reasonably be expected to provide exclusivity for ADCT’s exploitation of [***] SAFEbody(ies) and/or [***] SAFEbody(ies); and/or (c) would reasonably be expected to affect the ADCT New IP.

4.2.2       ADAGENE shall keep ADCT informed of the status of any prosecution of the ADAGENE Patents. In the event ADAGENE fails to take any action reasonably necessary for the filing, prosecution, and maintenance of the Adagene Key IP in any Key IP Country (as defined below), or if it informs ADCT that it does not wish to apply for or continue to prosecute patent protection for any of the Adagene Key IP in accordance with Section 4.2.1, ADAGENE shall consult with ADCT (and any other licensees under such Adagene Key IP), and appoint an independent reputable patent attorney firm to assume, at the cost and expense of all licensees of ADAGENE that wish to further prosecute such Adagene Key IP (but only as to official filing and renewal fees and not. for the avoidance of doubt, the costs of any actions or proceedings), to take over, in the name of the licensees that wish to continue such further prosecution and are willing to proportionally bear the costs thereof, the filing, prosecution, and maintenance of such Adagene Key IP. In the event that only ADCT (and not any other licensee of ADAGENE under the Licensed Patent Rights) wishes to continue the prosecution of such Adagene Key IP, ADTC shall have the right (but not the obligation) at its sole costs and its own name to assume the further prosecution of such Adagene Key IP, in which case ADCT shall be relieved from its milestones and royalty payment obligations under this License Agreement for that relevant country with respect to such abandoned Patent, which shall thus be excluded from the royalty calculation basis. “Key IP Country” means [***]

4.2.3       Upon the request of the Party seeking patent or other similar statutory protection for Licensed Patent Rights under this Section (the “Filing Party”), and at such Filing Party’s cost and expense, the other Party shall and shall procure that its personnel shall provide reasonable assistance to the Filing Party, in filing, prosecuting and maintaining such patent applications and shall execute and deliver any and all instruments or other documents necessary to make, file, prosecute and maintain all such Licensed Patent Rights.

4.2.4       Each Party shall be responsible for all costs and expenses it incurs associated with its activities under this Section 4.2, to the extent not reimbursed through recoveries from a Third Party in connection with any litigation or other proceedings.

4.3          ADCT Intellectual Property; New IP - Improvements.

4.3.1       All ADCT Intellectual Property is and shall remain the sole and exclusive property of ADCT and no license to ADAGENE, except as stated in Section 2.3, to any such ADCT Intellectual Property is granted or implied in this License Agreement.

4.3.2       Any and all ADCT New IP shall be exclusively owned by ADCT or its designee, either alone or jointly with a Third Party. ADAGENE agrees to assign and does hereby assign to ADCT all right, title and interest in and to the ADCT New IP.

4.3.3       ADCT shall be free at all times to make any use, as it deems appropriate, of the ADCT Intellectual Property and to prosecute and maintain (or have prosecuted and maintained) worldwide Patents and Patent applications relating the ADCT Intellectual Property at its sole cost as it deems appropriate. ADCT shall be under no obligation to file Patents under its ADCT Intellectual Property and ADCT may chose at its sole discretion to maintain the ADCT Intellectual Property or not.

4.3.4       ADCT shall file, maintain and prosecute the ADCT Intellectual Property relating to the First Licensed Product and the [***] SAFEbody in the Chinese Territory and shall keep ADAGENE duly informed of the status of any prosecution thereof.

4.3.5       ADAGENE New IP shall be exclusively owned by ADAGENE or its designee, either alone or jointly with a Third Party. ADCT agrees to assign and does hereby assign to ADAGENE all right, title and interest in and to the ADAGENE New IP.

4.4          Infringement by Third Parties.

4.4.1       Notice. Each Party shall promptly notify, in writing, the other Party upon learning of any actual or suspected infringement of the Licensed Intellectual Property (an “Infringement”) or of any claim of invalidity, unenforceability, or non-infringement of an ADAGENE Patent.

4.4.2       Enforcement Actions. ADAGENE shall have the first right, but not the obligation, to enforce the Licensed Intellectual Property worldwide and defend against any charge that the Licensed Intellectual Property is invalid or unenforceable, provided that ADAGENE shall not have the right to enforce the Licensed Intellectual Property against any alleged infringer with respect to a SAFEbody product directed to [***] Target for which this License Agreement has become effective (a “Product Infringement”) without first obtaining ADCT’s prior written approval. ADCT agrees to join as a party, if necessary, at the expense of ADAGENE to any Product Infringement approved by ADCT. If ADCT approves such enforcement by ADAGENE and ADAGENE does not diligently and timely enforce the Licensed Intellectual Property against a Third Party infringer with respect to a Product Infringement, ADCT shall have the right to do so at ADCT’s sole expense and ADAGENE shall, if necessary, submit to being joined as a party in any lawsuit and to do all other things reasonably required or necessary to enable ADCT to enforce the Licensed Intellectual Property, at ADCT’s sole expense.

4.4.3       Settlement.

a)             If ADAGENE brings suit pursuant to subsection 4.4.2, ADAGENE shall have the right and authority to settle any dispute involving the Licensed Intellectual Property; provided that if any such settlement would materially alter ADCT’s rights under this License Agreement, then ADCT’s written consent to the settlement shall be required, such consent not to be unreasonably withheld.

b)             If ADCT brings suit pursuant to subsection 4.4.2, ADCT shall have the right and authority to settle any dispute involving the Licensed Intellectual Property, provided that if any such settlement requires any payment by or admits or imparts any other liability to ADAGENE or admits the invalidity or unenforceability or limits the scope of any such Licensed Intellectual Property in such country, then ADAGENE’s written consent to the settlement shall be required, such consent not to be unreasonably withheld.

4.5          Damages.

4.5.1            If ADAGENE brings suit pursuant to subsection 4.4.2, all damages, amounts received in settlement, judgment or other monetary awards recovered in an action to enforce the Licensed Intellectual Property with respect to any Third Party shall be shared as follows:

a)    first, to reimburse ADAGENE for costs and expenses incurred under 4.4.2;

b)    second, to reimburse ADCT for any costs and expenses incurred by it under 4.4.2;

c)     third, if and to the extent lost profits or sales are specifically determined by the adjudicating authority, to ADCT in reimbursement for its lost profits or lost sales; and

d)    any remainder to ADAGENE.

4.5.2            If ADCT brings suit pursuant to subsection 4.4.2, all damages, amounts received in settlement, judgment or other monetary awards recovered in an action to enforce the Licensed Intellectual Property with respect to any Third Party shall be to ADCT in reimbursement for its lost profits or lost sales.

ARTICLE 5

CONFIDENTIALITY

5.1          Confidential Know-How. ADAGENE and ADCT shall each take all necessary measures to maintain confidential and to not disclose, and it shall cause its Representatives to maintain confidential and not disclose, any Confidential Information relating to the SAFEbody Technology and the ADAGENE Know-How and any IP Rights relating thereto to any Third Party not bound by any confidentiality obligation or otherwise in breach of ADCT’s rights under this License Agreement; provided, however, that ADAGENE shall be free to disclose its Confidential Information relating to the SAFEbody Technology and the ADAGENE Know-How and any IP Rights relating thereto as necessary, in the ordinary course of business to seek patent or other intellectual property protection on the SAFEbody Technology.

5.2          Non-use and Non-disclosure of Confidential Information. During the Term, and for a period often (10) years thereafter, a Party shall (i) except to the extent permitted by this License Agreement or otherwise agreed to in writing, keep confidential and not disclose to any Third Party any Confidential Information of the other Party; (ii) except in connection with activities permitted by this License Agreement or otherwise agreed to in writing, not use for any purpose any Confidential Information of the other Party; and (iii) take all reasonable precautions to protect the Confidential Information of the other Party, including all precautions a Party employs with respect to its own confidential information of a similar nature and taking reasonable precautions to assure that no unauthorized use or disclosure is made by others to whom access to the Confidential Information of the Party is granted.

5.3          Exclusions Regarding Confidential Information. Notwithstanding anything set forth to the contrary in this Article 6, the obligations of Section 5.2 above shall not apply to the extent that the Party seeking the benefit of the exclusion can demonstrate that the Confidential Information of the other Party:

a)             was already known to the receiving Party, other than under an obligation of confidentiality, at the time of receipt by the receiving Party;

b)             was generally available to the public or otherwise part of the public domain at the time of its receipt by the receiving Party;

c)              became generally available to the public or otherwise part of the public domain after its receipt by the receiving Party other than through any act or omission of the receiving Party in breach of this License Agreement;

d)             was received by the receiving Party without an obligation of confidentiality from a Third Party having the right to disclose such information without restriction;

e)              was independently developed by or for the receiving Party without use of or reference to the Confidential Information of the other Party; or

f)               was released from the restrictions set forth in this License Agreement by express prior written consent of the Party.

5.4          Authorized Disclosures of Confidential Information. Notwithstanding the foregoing, a Party may use and disclose the Confidential Information of the other Party as follows:

a)             if required by law or governmental regulation, provided that the Party seeking to disclose the Confidential Information of the other Party shall (i) use all reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction) and (ii) whenever possible, request confidential treatment of such information;

b)             as reasonably necessary to obtain or maintain any regulatory approval, including to conduct preclinical studies and clinical trials and for pricing approvals, for any Licensed Product, provided, that, the disclosing Party shall take all reasonable steps to limit disclosure of the Confidential Information outside such regulatory agency and to otherwise maintain the confidentiality of the Confidential Information to the same extent to which it maintains its own confidential information; or

c)              to the extent necessary, to permitted sublicensees, licensees, collaborators, vendors, consultants, agents, attorneys, contractors and clinicians under written License Agreements of confidentiality at least as restrictive on those set forth in this License Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this License Agreement.

5.5          Terms of this License Agreement. The Parties agree that this License Agreement and the terms hereof will be considered Confidential Information of both Parties but can be shared with potential sublicensees, banks, investors or acquirers to the extent necessary to complete the subject transaction.

5.6          No License. As between the Parties, Confidential Information disclosed hereunder shall remain the property of the disclosing Party. Disclosure of Confidential Information to the other Party shall not constitute any grant, option or license to the other Party, beyond those licenses expressly granted hereunder, under any Patent, Know-How or other rights now or hereinafter held by the disclosing Party.

5.7          Confidentiality Breach Remedies.

5.7.1            The Receiving Party acknowledges that money damages may not be a sufficient remedy for any breach of this Section 5, and the Disclosing Party will be entitled to seek specific performance and injunctive relief as remedies for any such breach. Such remedies will not be deemed to be the exclusive remedies for breach of this Section 5 but will be in addition to all other remedies available at law or equity to the Disclosing Party.

5.7.2            In addition, in the event of a Severe Confidentiality Breach (as defined below) by either Party, the other Party shall in good faith notify the first Party of the alleged and evidenced Severe Confidentiality Breach and (i) if ADCT alleges that ADAGENE has committed such Severe Confidentiality Breach, ADCT shall be entitled to suspend payment of [***] of any outstanding or future payments due to ADAGENE under this License Agreement; and (ii) if ADAGENE alleges that ADCT has committed such Severe Confidentiality Breach, ADAGENE shall be entitled to collect [***] of the future payments it would otherwise receive from ADCT under this License Agreement, in each case subject to the following (each, an “Automatic Remedy”). Should the alleged breaching Party dispute the existence of a Severe Confidentiality Breach, it shall show all necessary evidence to support its position. If the evidence shown is deemed insufficient by the Party alleging such breach, the issue may be escalated by the Party alleging such breach to the CEOs of both Parties, who shall strive to find an amicable resolution of the matter within ten (10) business days from the day the issue was escalated to them. If no amicable resolution can be found, the alleged breaching Party may use the arbitration process under Section 12.2 for settlement. If the arbitration decision confirms a Severe Confidentiality Breach by a Party under this License Agreement, the Automatic Remedy shall continue for the term of this License Agreement and the Party alleging breach may seek additional damages from the alleged breaching Party in accordance with this License Agreement. If the arbitration decision confirms that the alleged breaching Party has not committed a Severe Confidentiality Breach, then : (a) if ADCT is the Party alleging such breach, ADCT shall be responsible for all past and future payments due under this License Agreement and shall be liable for paying to ADAGENE within seven (7) days of the arbitration decision, all payments unduly suspended since the confidentiality breach notice to ADAGENE with an annual interest rate of the Prime Rate (as quoted in the Wall Street Journal) plus two percent (2%), to be calculated from the day those payments became due until effective payment date; or (b) if ADAGENE is the Party alleging such breach, ADAGENE shall refund to ADCT within seven (7) days of the arbitration decision, all over-payments unduly collected from ADCT since the confidentiality breach notice to ADCT with an annual interest rate of the Prime Rate (as quoted in the Wall Street Journal) plus two percent (2%), to be calculated from the day those payments became due until effective payment date. “Severe Confidentiality Breach” shall mean with respect to both Parties, any disclosure of the portion of SAFEbody Technology that is strictly confidential such that such disclosure has enabled a Third Party to perform the SAFEbody Technology in a manner substantially similar to ADAGENE and resulted in Adagene’s competitive advantage in SAFEbody Technology, in each case without regard to the existence, validity or enforceability of any Adagene Patents, committed either under this License Agreement or the MTCA, provided that if such Severe Confidentiality Breach was committed under the MTCA and was undisputed or finally decided by dispute resolution, then the Party alleging breach shall not be required to provide notice or be subject to dispute resolution under this License Agreement, and the Automatic Remedy shall be effective and shall apply without any need for such notice or dispute resolution; provided, however, that ADAGENE shall be free to disclose its SAFEbody Technology as necessary, in the ordinary course of business to seek patent protection on the SAFEbody Technology and to disclose the SAFEbody Technology to its actual and potential bona fide acquirers and licensees under an obligation of confidentiality at least as restrictive as those confidentiality obligations contained in this License Agreement, and provided always that ADAGENE shall be and remain solely and exclusively liable towards ADCT for any Severe Confidentiality Breach by any such acquirers or licensees. In the event of a dispute of such alleged Severe Confidentiality Breach, the Party for which the dispute is finally decided against will reimburse the other Party for all internal and out-of-pocket costs and fees incurred by such other Party in connection with such dispute. Neither Party shall disclose any of its Confidential Information to the other Party that, in the event of an unintended disclosure by the receiving Party, would cause the receiving Party to commit a Severe Confidentiality Breach, unless and until first obtaining the receiving Party’s express prior written consent, and any such Confidential Information disclosed by a Party to the receiving Party without such express prior written consent shall excuse the receiving Party from its compliance obligation of this Section.

ARTICLE 6

PUBLICITY; PUBLICATIONS; USE OF NAMES

6.1          Publicity.

Neither Party will make any press release or other public disclosure regarding this License Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, which shall not be unreasonably withheld or delayed. For the purpose of this Section 6.1, if a party elects to make a public announcement, and at least ten (10) business days in advance of such planed press release or public announcement it shall provide a draft to the other Party for review. The reviewing Party shall have the right to require changes, in particular to request deletion of its Confidential Information and financial terms under this License Agreement or the transactions contemplated hereunder, from the planned press release or announcement, and the other Party shall delete any Confidential Information and reasonably and in good faith consider and implement any other changes requested by the reviewing Party.

It is further agreed between the Parties that on the Effective Date of this License Agreement, the Parties shall issue a joint press-release, which timing and content shall be agreed upon in advance and in writing between the Parties in accordance with Section 6.1.

6.2          Publications. Neither Party shall make any publications about the Licensed Product without the other Party’s prior written consent. Prior to making any oral or written public presentation and/or submitting or presenting a manuscript, poster, abstract, publication, or other materials relating to the Materials or Results under this License Agreement to a publisher, reviewer, or other outside person (“Publication”), the publishing Party shall provide the other Party with a copy of all such Publication in English language, and the other Party shall have thirty (30) days from receipt to review and comment. Upon the receiving Party’s request, the publishing Party shall (i) remove any Confidential Information of the reviewing Party; and/or (ii) discuss with the reviewing Party and consider in good faith the reviewing Party’s suggestions and amendments proposed with respect to the Publication, and the timing of the disclosure; and/or (iii) delay the Publication for a period of up to sixty (60) days from the date the reviewing Party receives the proposed Publication, in order to allow the reviewing Party to protect its interests in any IP Rights described in any such Publication. Notwithstanding the foregoing, ADCT shall be free to publish the results of clinical studies of Licensed Products without being required to seek ADAGENE’s review and consent.

6.3          No Right to Use Names. Except as expressly provided herein, no right, express or implied, is granted by this License Agreement to use in any manner the other’s Party symbol, logo or trademark of the other Party in connection with this License Agreement unless authorized in writing by the other Party.

ARTICLE 7

REPRESENTATIONS

7.1          Mutual Representations and Warranties. Each Party represents and warrants to the other Party that as of the Execution Date:

a)             it is validly organized and in good standing under the laws of its jurisdiction of incorporation; and

b)             it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by it in connection with this License Agreement; and

c)              it has the legal right and power to enter into this License Agreement and to fully perform its obligations hereunder; and

d)             it will comply at all times with the Bribery Act 2010 of the United Kingdom (“Bribery Act”), the Foreign Corrupt Practices Act 1977 of the United States of America (“FCPA”), and any other applicable anti-bribery and anti-corruption laws and regulations.

7.2          Representations and Warranties of ADAGENE. ADAGENE hereby represents and warrants that:

(a)              Neither ADAGENE nor any of its Affiliates has entered, and shall not enter, into any license agreement with any Third Party that conflicts with the rights conveyed in this License Agreement to ADCT;

(b)              ADAGENE owns or Controls the ADAGENE Background IP, the Licensed Intellectual Property and all intellectual property rights conceived, reduced to practice or created at any time by its employees, agents and subcontractors;

(c)              Neither ADAGENE nor any of its Affiliates owns or Controls any Patents, beyond those set forth as Licensed Intellectual Property, that contain claims that ADAGENE believes would be infringed by the exercise of ADCT’s rights under this License Agreement;

(d)              ADAGENE Patents existing as of the Execution Date are (i) subsisting and are not invalid or unenforceable, in whole or in part, (ii) with regards to the pending applications included in such ADAGENE Patents being diligently prosecuted in the respective patent offices in accordance with applicable law and (iii) filed and maintained properly and correctly and all applicable fees have been, and will be, paid on or before the due date for payment;

(e)              As of the Effective Date, to the knowledge of ADAGENE, the practice of the ADAGENE IP Rights, including the SAFEbody Technology, does not infringe or misappropriate any Third Party IP Rights, including those owned or controlled by the entity identified on the side letter between the Parties executed on the Execution Date;

(f)              As of the Execution Date, ADAGENE has no knowledge of any pending or threatened litigation concerning any subject matter of this License Agreement, including but not limited to, any allegation of infringement concerning the ADAGENE IP Rights and the Licensed Intellectual Property or the invalidity or unenforceability of the Licensed Intellectual Property. ADAGENE warrants that in the event that the Licensed Intellectual Property is alleged to infringe Third Party IP Rights, ADAGENE shall obtain at its sole cost a sublicensable license to such Third Party IP Rights and shall include such Third Party IP Rights in the Licensed Intellectual Property. In the event ADAGENE cannot obtain such a license within one hundred twenty (120) days but ADCT does manage to obtain a license to such Third Party IP Rights, ADCT shall be entitled to offset any amounts due under such Third Party license against any milestones and royalties owed under this License Agreement on a country by country basis and product by product basis, in accordance with the terms and conditions of Section 3.5.1.

(g)              ADAGENE represents and warrants that the ADAGENE Patents and Know-How listed on Annex 1 represent all Patents and Know-How owned or Controlled by ADAGENE that are necessary or useful for the development, manufacture or commercialization of the [***] SAFEbody, the [***] SAFEbody and of Licensed Products comprising the [***] SAFEbody and the [***] SAFEbody.

7.3          Representations and Warranties of ADCT. ADCT hereby represents and warrants that:

ADCT has entered on the Execution Date, and shall not enter, into any license agreement with any Third Party that conflicts with the rights conveyed in this License Agreement to ADAGENE.

7.4          Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS LICENSE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO PATENTS, KNOW-HOW, MATERIALS OR CONFIDENTIAL INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

ARTICLE 8

INDEMNIFICATION

8.1          Indemnification.

8.1.1       ADAGENE indemnity. ADAGENE will indemnify, hold harmless and defend ADCT, its Affiliates, and their respective directors, officers, employees and agents (each an “ADCT Indemnitee”) against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including, without limitation, reasonable attorneys’ fees and witness fees) (“Losses”) resulting from any claim, action or proceeding brought or initiated by a Third Party (“Third Party Claim”) against them to the extent that such Third Party Claim arises out of (a) the breach or alleged breach of any representation or warranty by ADAGENE under this License Agreement; or (b) the gross negligence or willful misconduct of ADAGENE, its Affiliates or their respective Representatives; or (c) the use, handling, or storage of ADAGENE Materials; or (d) from ADAGENE’s conduct and activities pursuant to the Development Plan; or (e) the practice of SAFEbody Technology or the exploitation of any product resulting from the practice of SAFEbody Technology that infringes any Third Party IP Rights or misappropriates any Third Party proprietary technology, solely with respect to any such product to the extent any such infringement or misappropriation would have arisen from the [***] SAFEbody or the [***] SAFEbody or the SAFEbody Technology alone or in combination with any other technologies or components, but not with resnect to any infringement that would have arisen from any antibody sequence in the [***] SAFEbody or [***] SAFEbody if not combined with the SAFEbody Technology; provided, that such indemnity shall not apply to the extent ADCT has an indemnification obligation pursuant to Section 8.1.2 hereof. For the sake of clarity, ADAGENE shall not provide any indemnity to ADCT for ADCT’s use of a [***] any linker to a [***] in a SAFEbody ADC or any conjugation methods or materials used in conjugating a [***]

8.1.2       ADCT indemnity. ADCT will indemnify, hold harmless and defend ADAGENE, its Affiliates, and their respective directors, officers, employees and agents (each, a “ADAGENE Indemnitee”) against any and all Losses resulting from any Third Party Claim against them to the extent that such Third Party Claim arises out of (a) the breach of any representation or warranty by ADCT under this License Agreement; or (b) the gross negligence or willful misconduct of ADCT, its Affiliates or their respective Representatives; or (c) the use, handling, or storage of ADAGENE Material or Conjugated Material by ADCT or from ADCT’s conduct and activities pursuant to the Development Plan; or (d) ADCT’s, its Affiliates, or their respective Representatives, and any licensee or sublicensee (other than ADAGENE as a licensee in the Chinese Territory or its sublicensees) gross negligence or willful misconduct in the development or commercialization of any Licensed Product, including, without limitation, any product liability claims; provided, that such indemnity shall not apply to the extent ADAGENE has an indemnification obligation pursuant to Section 8.1.1 hereof.

8.1.3       Subject to Article 9.2, each Party shall indemnify, defend and hold each of the other Party, its Affiliates and their respective directors, officers, and employees and the successors and assigns of any of the foregoing harmless from and against any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ or accountants’ fees and other expenses of litigation) (collectively, “Loss” or “Losses”) arising, directly or indirectly out of or in connection with any Third Party claims, suits, actions, demands or judgments (“Third Party Claims”) resulting from (a) the negligence or willful misconduct of such Party under this License Agreement, or (b) breach by such Party of the representations and warranties made in this License Agreement or (c) violation by such Party of any applicable laws.

8.2          Procedure. If a Party intends to claim indemnification under this License Agreement (the “Indemnitee”), it shall promptly notify the other Party (the “Indemnitor”) in writing of such alleged Loss. The Indemnitor shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee. Any Indemnitee shall have the right to retain its own counsel at its own expense for any reason, provided, however, that if the Indemnitee shall have reasonably concluded, based upon a written opinion from outside legal counsel, that there is a conflict of interest between the Indemnitor and the Indemnitee in the defense of such action, in each of which cases the Indemnitor shall pay the fees and expenses of one law firm serving as counsel for the Indemnitee. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any Third Party Claims covered by this License Agreement. The obligations of this Article 8 shall not apply to any settlement of any Third Party Claims if such settlement is effected without the consent of both Parties, which shall not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Article 8.2. It is understood that only ADCT and ADAGENE may claim indemnity under this License Agreement (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not claim indemnity hereunder.

8.3          Limitation of Damages. NEITHER PARTY HERETO WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT IN RESPECT OF ANY BREACH OF A PARTY’S OBLIGATIONS UNDER ARTICLES 4 AND 5 OR INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 8 FOR CLAIMS OF THIRD PARTIES.

ARTICLE 9

INSURANCE

9.1          Subject to Article 8.3, ADCT shall, at its sole expense, obtain and maintain the following insurance on its own behalf, with insurance companies having an A. M. Best Rating of “A-, VII” or better:

(a)              From the initiation of the first human clinical trial for a Licensed Product until the date One (1) year after the last dosing of a human subject under the last such clinical trial, coverage for each such clinical trial in accordance with the national regulation of each country in which it runs a clinical trial and in a manner adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated;

(b)              During the Term, comprehensive or commercial general liability insurance in a manner adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly size and stage of development or commercialization.

9.2          Subject to Article 8.3, during the Term, ADAGENE shall, at its sole expense, obtain and maintain the following insurance on its own behalf, with insurance companies having an A. M. Best Rating of “A-, VII” or better:

(a)              comprehensive or commercial general liability insurance in a manner adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly size and stage of development or commercialization.

ARTICLE 10

TERM AND TERMINATION

10.1        Term. This License Agreement (the “Term”) is executed on the Execution Date but shall only come into force on the Effective Date. This License Agreement shall continue for the Royalty Term on a Licensed Product by Licensed Product basis and on a country by country basis, and thereafter this License Agreement shall become fully-paid up, perpetual and irrevocable, unless terminated earlier during the Royalty Term in accordance with this License Agreement.

10.2        Termination.

10.2.1       ADCT shall have the right for any or no reason to terminate this License Agreement on a Licensed Product by Licensed Product basis or in its entirety upon thirty (30) days’ prior written notice to ADAGENE. In addition, ADCT shall have the right to terminate this License Agreement on a Licensed Product by Licensed Product basis or in its entirety by written notice to ADAGENE if ADCT decides for any reason to discontinue the development or sale of the applicable Licensed Product worldwide.

10.2.2     Either Party may terminate this License Agreement sixty (60) days’ written notice to the other Party upon the other Party becoming bankrupt or making an assignment for the benefit of its creditors, upon appointment of a trustee or receiver for the other Party or all or substantially all of its property, or upon the filing of a voluntary or involuntary petition by or against the other Party under any bankruptcy or insolvency law, or any similar law, unless such other Party remedies such situation within such sixty (60) day period.

10.3        Effects of termination.

10.3.1     Upon the termination of this License Agreement for any reason (unless otherwise stated hereafter), the following provisions shall apply. For clarity, these provisions shall not apply in any country or with respect to any particular Licensed Product if the license to ADCT in such country with respect to such Licensed Product has become fully paid up and perpetual as provided in Section 10.1:

(a)              payment of royalties and all other sums due to ADAGENE (on behalf of the Licensors) as of the effective date of termination shall be payable to ADAGENE (on behalf of the Licensors) immediately upon termination of this License Agreement;

(b)              ADCT shall cease to exploit the Licensed Intellectual Property rights in any way; provided however that ADCT and its Sub-Licensees shall have the right (at ADCT’s option) to, during a period not exceeding three (3) months following termination, fulfil any orders accepted prior to termination from any Licensed Product remaining in inventory, subject to all terms of this License Agreement (including applicable payment and reporting obligations with respect to such sales); and

(c)              In case ADCT terminates this License Agreement in whole or in part pursuant to Section 10.2.1 or due to its decision to discontinue the development of the Licensed Products, ADCT shall (i) assign to ADAGENE or its designee all IP, including patent applications, relating specifically to the [***] SAFEbody Panel and/or the [***] SAFEbody Panel as the case may be (depending on which of the Licensed Products is terminated under this License Agreement), with the express exclusion of any other ADCT IP, including in particular any ADCT IP in the Licensed Products and the ADCs, which shall remain at all times ADCT’s sole and joint IP with a Third Party; (ii) abandon any such IP that is not described in subsection (i) and is solely owned by ADCT; and (iii) attempt in good faith to seek abandonment of any such IP that is not described in subsection (a) and is jointly owned by ADCT and its Third Party Iicensor(s). ADCT will not assign any IP on the [***] SAFEbody or [***] SAFEbody to any Third Party, except to its Third Party licensor, as required by ADCT’s written agreement with such Third Party licensor, unless such Third Party (other than ADCT’s licensor) is under a written obligation to abandon any such IP upon termination of this License Agreement. Any assignment not in compliance with this Section 10.3.1 shall be null, void and of no effect.

10.3.2     For clarity, any termination of the Material Transfer and Collaboration Agreement shall not termination this License Agreement with respect to this License Agreement that is already effective as of the date of the termination of the Material Transfer and Collaboration Agreement.

ARTICLE 11

MISCELLANEOUS

11.1        Applicable Law. This License Agreement shall be governed by and construed in accordance with the laws of the State New-York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction and excluding of the United Nations Convention on Contracts for the International Sale of Goods. This License Agreement has been prepared in the English language and the English language shall control its interpretation.

11.2        Arbitration. The Parties agree to use their reasonable efforts to resolve any dispute arising out of this License Agreement by amicable negotiation. The Parties shall be obligated to provide each other written notice of a dispute arising out of this License Agreement. If any dispute arising out of this License Agreement, including validity, breach, or termination thereof, cannot be resolved within thirty (30) days after notice of such dispute, then such dispute shall be settled through binding arbitration conducted by the International Chamber of Commerce in accordance with the then prevailing Rules of Arbitration of the International Chamber of Commerce in force on the date when the notice of arbitration is submitted (for purposes of this Section, the “Rules”), except as modified in this License Agreement, applying the substantive law specified in this Section. The number of arbitrators shall be three (3), wherein each of the Parties select one of the arbitrators and the selected arbitrators shall select the third arbitrator. All arbitrators shall have expertise in the pharmaceutical industry. The arbitration shall take place in New-York, New-York and shall be conducted in English.

11.3        Notices. Except as otherwise expressly provided in the License Agreement, any notice required under this License Agreement shall be in writing and shall specifically refer to this License Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by email (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested. Any notice sent via email shall be followed by a copy of such notice by private express courier or by first class mail. Notices shall be sent to the other Party at the addresses set forth below. Either Party may change its addresses for purposes of this Article 11.3 by sending written notice to the other Party.

If to ADCT:

ADC Therapeutics SA

Route de la Corniche 3b

1066 Epalinges

Switzerland

Attn: General Counsel, Dominique Graz

Email: legal@,adctherapeutics.com

If to ADAGENE:

ADAGENE Inc.

Art.: Kristine She

VP of Operations

Adagene (Suzhou) Limited

3F, Building C14.218 Xinghu St.,

Suzhou Industrial Park,

China 215123

Email: Kristine_she@adagene.com

11.4        Assignment. Neither Party may assign this License Agreement without the prior written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may assign this License Agreement to (i) an Affiliate or (ii) any purchaser of all or substantially all of the assets of such Party or to which this License Agreement relates, or of all of its capital stock, or to any successor corporation or entity resulting from any merger or consolidation of such Party with or into such corporation or entity. Subject to the foregoing, this License Agreement will benefit and bind the Parties’ successors and assigns.

11.5        Independent Contractors. The Parties hereto are independent contractors and nothing contained in this License Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

11.6        Entire License Agreement. This License Agreement and its Annexes constitute the entire License Agreement between the Parties relating to the subject matter of this License Agreement and supersedes all prior oral and written communications, negotiations, representations, License Agreements, between the Parties with respect to the subject matter of this License Agreement.

11.7        Amendment. Except as otherwise expressly provided herein, no amendment, change or modification to this License Agreement shall be effective unless made in writing and executed by an authorized representative of each Party.

11.8        Waiver. No course of dealing or failure of either Party to strictly enforce any term, right or condition of this License Agreement shall be construed as a general waiver or relinquishment of such term, right or condition. Any waiver of any provision of this License Agreement must be consented to by the non-waiving Party and shall not constitute a waiver of any other provision of this License Agreement by implication or estoppel.

11.9        Severability. The Parties do not intend to violate any public policy or statutory or common law. However, if any sentence, paragraph, clause or combination of this License Agreement is in violation of any law or is found to be otherwise unenforceable, such sentence, paragraph, clause or combination of the same shall be deleted and the remainder of this License Agreement shall remain binding, provided that such deletion does not alter the basic purpose and structure of this License Agreement.

11.10      No agency. The Parties hereto understand and agree that this License Agreement is limited to the activities, rights and obligations as expressly set forth herein. Nothing in this License Agreement shall be construed to establish any agency, employment, partnership, joint venture, franchise or similar or special relationship between the Parties. Neither Party shall have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever

11.11      Headings. The captions and headings to this License Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this License Agreement.

11.12      Survival. In addition to any provisions that specify survival or non-survival in the event of expiration or termination of this License Agreement, the provisions of Articles 4, 5, 6, 7, 8,9, 10, and this Article 11 shall survive any termination of this License Agreement.

11.13      Affiliates. Each Party shall have the right to exercise its rights or perform its obligations through one (1) or more of its Affiliates, provided that such Party shall remain primarily responsible for the action or omission of such Affiliates, subject to Section 11.14.

11.14      Guarantee. ADAGENE hereby agrees to be primarily responsible for the actions and/or omissions of ADAGENE and ADAGENE Affiliates under this Agreement and shall guarantee ADAGENE’s and ADAGENE Affiliates’ performance under this Agreement. In the event ADAGENE or any of the ADAGENE Affiliates assigns directly or indirectly any ADAGENE Patents and/or the SAFEbody Technology to another person or entity, such assignment shall only be valid towards ADCT if such person or entity has validly agreed in writing to assume all obligations of its assignor under this Agreement, including, in particular, such primary responsibility and guarantee hereunder. Any assignment not in compliance with this Section 11.14 shall be null, void and of no effect.

11.15      Counterparts. This License Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. If any signature is delivered by e-mail delivery of a “pdf’ format, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such “pdf” signature page were an original thereof.

[Signature page follows — the rest of this page intentionally left blank.]

IN WITNESS WHEREOF, ADCT and ADAGENE have executed this License Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

ADC Therapeutics SA

By:	/s/ C J Martin
Name:	C J Martin
Title:	C.E.O.

ADAGENE Inc.

By:	/s/ Peter Luo
Name:	Peter Luo
Title:	4/12/2019

ANNEX 1

LICENSED INTELLECTUAL PROPERTY

[***]

ANNEX 2

FINANCIAL TERM FOR THE FIRST LICENSED PRODUCT

[***]

ANNEX 3

FINANCIAL TERM FOR THE SECOND LICENSED PRODUCT

WHICH DOES NOT BIND TO [***] TARGET

[***]

ANNEX 4

FINANCIAL TERM FOR A SECOND LICENSED PRODUCT

WHICH BINDS TO [***] TARGET

[***]

ANNEX 5

CHINESE TERRITORY LICENSE TERMS

(PROVIDED SEPARATELY)

ANNEX 6

List of ADAGENE Affiliates

with registered address and contact details

[***]